Exhibit 10.2

EXECUTION COPY

SERVICES AGREEMENT

THIS SERVICES AGREEMENT, dated as of October 27, 2008 (this “Agreement”), by and among GKK Capital LP, a Delaware limited partnership (“GKKOP”), Gramercy Capital Corp., a Maryland corporation (“GKK” and, together with GKKOP, the “Company”), SL Green Operating Partnership, L.P., a Delaware limited partnership (“SLGOP”), and SL Green Realty Corp., a Maryland corporation (“SL Green” and, together with SLGOP, “SLG”).  With respect to the obligations of the Company as set forth herein, such obligations shall be joint and several as between GKK and GKKOP.

WHEREAS, GKK, GKKOP and GKK Manager LLC, a Delaware limited liability company (the “Manager”), are parties to that certain Second Amended and Restated Management Agreement, dated as of the date hereof (the “Amended Management Agreement”);

WHEREAS, SLG has agreed to provide certain consulting services to the Company and to make Marc Holliday, Andrew Mathias and David Schonbraun (each, a “Designated Individual” and collectively, the “Designated Individuals”) available in connection with the provision of such consulting services for a period of time after the date hereof; and

WHEREAS, SLG and the Company each desire to make certain arrangements for the provision of certain services (as more fully described below) in connection with the future management and operations of the Company for the periods and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.                                            Term.

(a)                                  With respect to each Designated Individual, to the extent such Designated Individual remains employed by SLG, SLG shall use commercially reasonable efforts to provide the consulting services described in Section 2 hereof (the “Consulting Services”) with respect to such Designated Individual, from the date hereof through the earliest to occur of (x) September 30, 2009, (y) the termination of the Designated Individual’s employment with SLG for any reason, or (z)  a termination of the Amended Management Agreement (the “Consulting Term”); provided, that the Company, in its sole discretion, may terminate the Consulting Services with respect to any one or all of the Designated Individuals at any time during the Consulting Term upon 30 days’ prior written notice to SLG.

(b)                                 With respect to the provision of the Other Services (as defined below), SLG shall use commercially reasonable efforts to provide the Other Services described in Section 3 hereof, from the date hereof through the earliest to occur of (x) the date which is ninety (90) days after the date hereof or (y) a termination of the Amended Management Agreement (the “Other Services Term”); provided that the parties agree that if any Other Service has not been completed within the initial Other Services Term, the Other Services Term shall be extended for one thirty-day period with respect to the incomplete Other Service(s) only (the “Additional Other Services Term”); provided further, that the Company may terminate this Agreement in respect of any Other Service provided to it pursuant to this Agreement (including the termination of all Other Services) by giving written notice to SLG not less than thirty (30) days before the applicable termination is to take effect.  SLG shall cease to provide the Other Services being terminated pursuant to such notice upon the expiration of such 30-day period; provided, however, that such termination shall not relieve or reduce the Company’s obligation to pay the Other Services Fee. Notwithstanding the foregoing, either SLG or the Company may terminate this Agreement as it relates to any particular Other Service (or, if applicable, all Other Services) prior to the end of the Other Services Term in one or more of the following circumstances:

(1)                                  if both SL Green and the GKK agree in writing; or

(2)                                  by the non-defaulting party, if a party shall commit a material breach of this Agreement with respect to the particular Other Service (or all Other Services), and such material breach remains unremedied after thirty (30) days following the date on which the party alleging the breach first provided the other party with written notice of the details of such alleged breach.

 2.                                         Consulting Services.

(a)                                  During the Consulting Term, SLG, through the Designated Individuals, shall provide the Consulting Services and devote such business time, attention and efforts to GKK as the board of directors of GKK (the “Board”) shall reasonably request; provided, however, that such Consulting Services shall relate to the services previously provided by each of the Designated Individuals as officers of GKK; and provided further, that GKK acknowledges and agrees that the Designated Individuals’ primary responsibilities and business attention shall be devoted to SLG.  The Company shall provide SLG and the Designated Individuals with reasonable advance notice of the need for Consulting Services.  SLG shall use commercially reasonable efforts to ensure that the Consulting Services performed by SLG pursuant to this Agreement, either directly or through the Designated Individuals, is performed with a professional level of skill and will conform in all material respects to the terms and conditions set forth herein.

(b)                                 During the Consulting Term, SLG shall provide the Consulting Services in the capacity as an independent contractor.  Nothing in this Agreement shall be construed as constituting a joint venture or partnership between the parties hereto or as giving one party to this Agreement control over the managerial practices, financial administration or personnel practices, policies or procedures of the other party.  As between the Company and SLG, SLG shall have full and exclusive liability for the payment of compensation, workers’ compensation and employer’s liability insurance premiums with respect to the Designated Individuals and for the payment of all taxes, contributions and other payments for unemployment compensation now or hereinafter imposed upon employers by the government of the United States of America or by any individual state or local authority with respect to the Designated Individuals.  The Company will not provide to SLG or the Designated Individuals, and, as between the Company and SLG, SLG shall be solely responsible for, any liability and other insurance or health insurance and benefits, Social Security and other payroll taxes, unemployment taxes, employee benefits or coverage under any employee benefit plans.  SLG also acknowledges and agrees that SLG is solely responsible for any and all compensation of the Designated Individuals.

 3.                                         Other Services.

(a)                                  The parties agree that, upon the terms and subject to the conditions set forth in this Agreement and Schedule A hereto, SLG shall, or shall cause one or more of its subsidiaries or Affiliates to, provide to the Company and/or its subsidiaries and Affiliates those services described on Schedule A (the “Other Services”).  Each Other Service shall only be provided in the manner specified for such Other Service on Schedule A.  The scope of the Other Services required to be performed hereunder shall not, unless the parties mutually agree in writing, materially exceed the scope of the Other Services described in Schedule A.  For the purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more of its intermediaries, controls or is controlled by or is under common control with the Person specified.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  The term “Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, union, association or governmental authority.

(b)                                 SLG shall provide, or shall cause to be provided, the Other Services in a manner generally consistent in all material respects with the manner and level of care and expertise with which such Other Services were provided to the Company by SLG or one of its Affiliates prior to the date hereof.  SLG shall provide, or shall cause to be provided, the Other Services using employees who are duly qualified or skilled or otherwise have the requisite expertise in the areas required to provide the Other Services generally in accordance with past practice.  For the avoidance of doubt, nothing herein shall require SLG to hire any additional employees or maintain the employment of any specific employee.

(c)                                  The Company acknowledges that certain Other Services to be provided by SLG are dependent upon data to be provided by the Company to SLG and the Company agrees to promptly provide such data to the extent necessary and agrees that SLG shall not be in breach of this Agreement for the failure to provide a Other Service dependent upon data that has not been provided by the Company following a request for such data from SLG.

(d)                                 Each party shall reasonably cooperate and provide in good faith such mutual assistance as is reasonably necessary in connection with the Other Services, including for SLG to provide the Other Services in the manner required by this Agreement (including Schedule A).  This cooperation shall include, but not be limited to, (i) the timely provision of all materials and information reasonably required by SLG in connection with the performance of the Other Services and (ii) during regular business hours (or outside of regular business hours in connection with the provision of Other Services performed during such time) upon reasonable prior notice, access to the premises, data, personnel reasonably designated by the other party as involved in receiving or overseeing the Other Services, as the case may be, records, resources and other information as reasonably requested to facilitate such party’s performance of this Agreement.

(e)                                  In the event of either party being rendered unable, wholly or in part, by force majeure (as defined below) to carry out its obligations under this Section 3 (other than any obligation to make payment of any amount when due and payable hereunder), it is agreed that on such party giving notice and reasonably full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the cause relied on, then the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall so far as reasonably possible be remedied with all reasonable dispatch.  The term “force majeure,” as employed herein, shall mean acts of God, fire, storm, flood, earthquake, acts of the public enemy, war, terrorism, rebellion, insurrection, riot, invasion, strike or lockout and any other similar circumstances.

(f)                                    SLG shall be deemed to be an independent contractor to the Company in connection with its provision of the Other Services.  Nothing contained in this Agreement shall create or be deemed to create the relationship of employer and employee, and neither party to this Agreement shall, by reason hereof, be deemed to be a partner or a joint venturer of the other party hereto in the conduct of its respective businesses and/or the conduct of the activities contemplated by this Agreement.

4.                                            Compensation and Other Benefits.  (a) In full consideration for SLG’s obligations pursuant to Section 2 herein, during the Consulting Term, the Company shall pay SLGOP a monthly fee of $200,000, payable at the Company’s election in either (i) cash (in immediately available funds) or (ii) if permissible under applicable law and New York Stock Exchange requirements (or the requirements of any other exchange on which the shares of GKK common stock are listed at the time of payment), shares of GKK common stock having a value equal to $200,000 (based on the average of the closing prices of the common stock of GKK for each of the ten (10) trading days prior to the date of payment) (the “Consulting Fee”).  The Company’s obligation to pay the Consulting Fee shall terminate upon the termination of this Agreement (in whole and not in part), upon the termination of all of the Designated Individuals’ employment with SLG or upon the termination of the Consulting Term with respect to all of the Designated Individuals as provided in Section 1(a) hereof.

(b)                                 In the event the Company elects to pay the Consulting Fee in the form of the common stock of GKK pursuant to Section 4(a)(ii) above, the Company shall, prior to issuing such stock (i) enter into an ownership waiver with respect to such issuance, which ownership waiver shall be substantially similar to the ownership waivers previously granted by GKK to SLGOP; provided, however, that the Company’s obligation pursuant to this Section 4(b)(i) shall be subject to SLGOP’s ability to provide a representation letter regarding its ownership of GKK common stock that is substantially similar to such letters previously provided by SLGOP; and (ii) amend and restate the existing registration rights agreement to include the shares of GKK common stock issued in connection with payment of the Consulting Fee.

(c)                                  In full consideration of the provision of the Other Services pursuant to Section 3 herein and notwithstanding the fact that similar services may be provided by the Manager to the Company pursuant to the Amended Management Agreement, during the Other Services Term and during the Additional Other Services Term, if any, the Company shall pay SLGOP a monthly fee of $100,000 in cash (in immediately available funds) (the “Other Services Fee”).

(d)                                 The Consulting Fee and the Other Services Fee shall be paid on the first day of each calendar month; provided, that the first payment shall be due on the date hereof and shall be pro-rated for any partial calendar month.  Upon termination of this Agreement (or any portion hereof), any amounts owed by the Company pursuant to this Agreement shall be paid in full within fifteen (15) days of receipt of an invoice.

5.                                            Indemnification.  (a) GKK and GKKOP, jointly and severally, agree to indemnify SL Green, SLGOP, the Designated Individuals and their respective members, stockholders, partners, managers, directors, officers, employees and agents with respect to all expenses, losses, damages (including consequential and punitive damages), liabilities, demands, charges and claims arising from acts or omissions of SL Green, SLGOP, or the Designated Individuals performed in good faith in accordance with and pursuant to this Agreement and not resulting from the willful misconduct, gross negligence or fraud of the Designated Individuals (with respect to the Consulting Services) or SLG (with respect to the Other Services). SL Green and SLGOP, jointly and severally, agree to indemnify the Company and its directors and officers with respect to all expenses, losses, actual damages, liabilities, demands, charges and claims arising from acts or omissions of SL Green, SLGOP or the Designated Individuals constituting willful misconduct, gross negligence or fraud of their respective duties under this Agreement. The provisions of this Section 5 shall survive the expiration or earlier termination of this Agreement.

(b)                                 It is expressly agreed that during the Consulting Term (i) the Company shall have no responsibility, liability or obligation for, in respect of or otherwise in connection with the classification of SL Green or SLGOP as an independent contractor, including with respect to any penalties, fines, fees or taxes resulting from the under withholding of any employment-related taxes, and (ii) SL Green and SLGOP hereby indemnify and holds the Company harmless from any losses, claims, damages or liabilities, including reasonable legal fees and expenses, that the Company may suffer or incur pursuant to or in connection with the classification of SL Green or SLGOP as an independent contractor including any failure of SL Green or SLGOP to be classified for any purpose as an independent contractor.

6.                                            Confidentiality. SLG shall keep confidential any nonpublic information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement), except:  (i) with the prior written consent of Board; (ii) to legal counsel, accountants and other professional advisors; (iii) to their employees, agents, counsel, accountants, financial managers, consultants, appraisers, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of GKK or disclosure or presentations to GKK’s investors; or (vi) as required by law or any legal process to which SLG or the Designated Individuals or any person to whom disclosure is permitted hereunder is a party. The foregoing shall not apply to information which has previously become publicly available through the actions of a person other than SLG or the Designated Individual. This Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

7.                                            Non-Waiver of Rights.  The failure to enforce at any time the provisions of this Agreement or to require at any time performance by any other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

8.                                            Notices.  Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to GKK or GKKOP:

Gramercy Capital Corp.

420 Lexington Avenue

New York, NY  10170

Attention:  Robert R. Foley

Facsimile:  (212) 297-1090

With copies (which shall not constitute notice) to:

Clifford Chance US LLP

31 West 52nd Street

New York, NY  10019

Attention:  Larry P. Medvinsky and Karl A. Roessner

Facsimile:  (212) 878-8375

Hogan & Hartson LLP

875 Third Avenue

New York, NY  10022

Attention:  David W. Bonser and David P. Slotkin

Facsimile:  (202) 637-5910

If to the SL Green or SLGOP:

SL Green Realty Corp.

420 Lexington Avenue

New York, NY  10170

Attention:  Andrew S. Levine

Facsimile:  (212) 216-1785

With a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY  10004

Attention:  Jeffrey Bagner and Steven Scheinfeld

Facsimile:  (212) 859-4000

9.                                            Binding Effect/Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns.  Notwithstanding the provisions of the immediately preceding sentence, the parties hereto shall not assign all or any portion of this Agreement without the prior written consent of the other parties to this Agreement.  The Company may assign any of its rights or delegate any of its obligations hereunder to any of its Affiliates; provided, however, in the event of such an assignment by the Company to an Affiliate, the Company shall remain liable for any payments or obligations under this Agreement.

10.                                      Entire Agreement.  This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

11.                                      Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

12.                                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS.

13.                                      Modifications and Waivers.  No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto.  No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

14.                                      Headings.  The headings contained herein are solely for the purposes of reference, are not part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

15.                                      Counterparts.  This Agreement may be signed in any number of identical counterparts, each of which shall be an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument.  The parties hereto may deliver this Agreement and the other documents required to consummate the transaction contemplated herein by facsimile or electronic mail and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.

16.                                      No Third Party Beneficiaries.  This Agreement is solely for the benefit of each party hereto and their respective successors and permitted assigns and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, reimbursement, cause of action or other right.

17.                                      Interpretation.  The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

18.                                      Waiver of Jury Trial.  EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING, AND WHETHER ARISING IN TORT, CONTRACT, STATUTE OR OTHERWISE.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GKK CAPITAL L.P.

By: Gramercy Capital Corp., its general partner

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Operating Officer

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Operating Officer

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Chief Legal Officer

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general Partner

By:	/s/ Andrew S. Levine
	Name:	Andrew S. Levine
	Title:	Chief Legal Officer

[Signature Page to Service Agreement]